EMPLOYMENT AGREEMENT

     Employment Agreement dated as of August 10, 2000, between Enzon, Inc., a Delaware Corporation (the "Company"), having an address at 20 Kingsbridge Road, Piscataway, New Jersey 08854, and Peter Tombros ("Executive"), having an address at 159 Lambert Road, New Canaan, CT 06840.

                                   WITNESSETH:

     WHEREAS, the Company is a biopharmaceutical company engaged in developing advanced therapeutics for life threatening diseases; and

     WHEREAS,   Executive  has  extensive   experience  as  an  executive  of  a
pharmaceutical company and a biopharmaceutical company; and

     WHEREAS, the Company desires to continue the employment of the Executive and the Executive desires to continue such employment on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the employment of Executive by the Company, the above premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Duties.

     (a) The Company employs the Executive as its President and Chief Executive Officer and Executive accepts such employment subject to the terms and conditions hereof. As President and Chief Executive Officer, Executive shall have the authority and duty generally to supervise and direct the business of the Company, subject to the control of the Board of Directors of the Company (the "Board") and of any duly authorized Committees of the Board.

     (b) Executive agrees as President and Chief Executive Officer to devote substantially all of his time, during regular business hours, to the affairs of the Company and shall at all times act with due regard to the best interests of the Company. It is understood and agreed that Executive may undertake civic or charitable responsibilities on a part time basis, provided that such responsibilities don't cause Executive to violate the provisions of this Section 1(b). It is understood and agreed that Executive may continue to serve on the board of directors of Alpharma Inc. and NPS Pharmaceuticals Inc. and subject to the prior approval of the Board (which approval will not be unreasonably withheld), Executive may join and serve on the board of directors of other companies.

     2.   Noncompetition and Confidentiality.

     (a) The  "Noncompete  Period" shall be (i) the term of this  Agreement and,
(ii) (A) the two (2) year period immediately following termination of Executive's full-time employment as President and Chief Executive Officer with the Company in the event Executive voluntarily terminates his employment, other than pursuant to Section 4(b)(i) or Section 4(b)(vi) hereof, or the Company terminates Executive's employment pursuant to Section 4(b)(ii) hereof, or (B)
(x) any period of time during which the Executive receives base salary payments from the Company pursuant to Section 3(d) hereof in the event Executive's full-time employment with the Company as its President and Chief Executive Officer is terminated for any reason which would entitle Executive to base salary payments under Section 3(d) hereof plus (y) any period of time during which Executive receives consulting payments pursuant to Section 3(n) hereof in the event Executive's full-time employment as President and Chief Executive Officer with the Company is terminated for any reason which would entitle Executive to consulting payments under Section 3(n). During the Noncompete Period, Executive will not directly, or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, consultant, representative or otherwise, become, or be interested in or associated with any other person,


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

corporation, firm, partnership or entity, engaged to a significant degree in (x) developing, marketing or selling enzymes, protein-based biopharmaceuticals or other pharmaceuticals that are modified using polyethylene glycol ("PEG"), (y) developing, marketing or selling single-chain antigen-binding proteins or (z) any technology or area of business in which the Company becomes involved to a significant degree during the term of this Agreement. For purposes of the preceding sentence to determine whether any entity is engaged in such activities to a "significant degree" comparison will be made to the Company's operations at that time. In other words, an entity will be deemed to be engaged in an activity to a significant degree if the number of employees and/or amount of funds devoted by such entity to such activity would be material to the Company's operations at that time. Notwithstanding anything to the contrary contained herein, Executive shall be entitled to work with or for (i) an entity that is developing, marketing or manufacturing monoclonal antibodies, (ii) a licensee of the Company if the only activities conducted by such licensee that would be covered by the restrictions in this Section 2(b) are conducted pursuant to, and covered by, the license granted by the Company and (iii) an entity that is engaged in a research project that would be covered by the restrictions in this
Section 2(b) if such research project is not material to such entity and Executive would have no direct involvement in such research project; provided in the case of employment covered by clauses (ii) and (iii) Executive shall have provided the Board with a detailed description of the proposed employment and obtained the written consent of the Board (which consent will not be unreasonably withheld) prior to commencing any such employment. Executive is hereby prohibited from ever using any of the Company's proprietary information or trade secrets to conduct any business, except for the Company's business while Executive is employed by the Company as provided in Section 2(b) hereof. The provision contained in the preceding sentence



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

shall survive the termination of Executive's employment pursuant to Section 4 hereof or otherwise. In the event Executive breaches any of the covenants set forth in this Section 2(a), the running of the period of restriction set forth herein shall recommence upon Executive's compliance with the terms of this
Section 2(a).

     (b) Executive recognizes and acknowledges that information relating to the Company's business, including, but not limited to, information relating to patent applications filed or to be filed by the Company, trade secrets relating to the Company's products or services, and information relating to the Company's research and development activities, shall be and remain the sole and exclusive property of the Company and is a valuable, special and unique asset of the Company's business. The Executive will not, during or after the term of his employment by the Company, disclose any such information to any person, corporation, firm, partnership or other entity; provided, however, that, notwithstanding the foregoing, during the term of Executive's employment with the Company, Executive may make such disclosure if such disclosure is in the Company's best interests, is made in order to promote and enhance the Company's business, and sufficient arrangements are made with the person or entity to whom such disclosure is made to ensure the confidentiality of such disclosure. The provisions of this Section 2(b) shall survive the termination of Executive's employment pursuant to Section 4 hereof or otherwise.

     (c) Executive  agrees that the covenants and  agreements  contained in this
Section 2 are the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the Company's interests, properties and business; that irreparable loss and damage will be suffered by the Company should Executive breach any of such covenants and agreements; that given the unique nature of the Company's business such loss and damage would be suffered by the Company regardless of where a breach of such covenants and agreements occur, thus, making the absence of a geographical limitation reasonable; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability or breach of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreement or any other provision of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to both temporary and permanent injunctions and any other rights or remedies it may have, at law or in equity, to prevent a breach or contemplated breach by Executive of any such covenants or agreements. Notwithstanding anything herein to the contrary, if a period of time or other restriction specified in this Section 2 should be determined to be unreasonable in a judicial proceeding, then the period of time or other restriction shall be revised so that the covenants contained in this Section 2 may be enforced during such period of time and in accordance with such other restrictions as may be determined to be reasonable.

     (d) Executive agrees to assign and does hereby assign to the Company all tangible and intangible property, including, but not limited to, inventions, developments or discoveries conceived, made or discovered by Executive solely or in collaboration with others during the term of Executive's full-time employment as President and Chief Executive Officer with the Company, which relate in any manner to the Company's business.

     3.   Compensation and Other Benefits.

     For all services rendered by Executive and all covenants undertaken by him pursuant to this Agreement, the Company shall pay, and Executive shall accept, the compensation set forth in this Section 3.

     (a) Executive shall receive an annual base salary of Three Hundred Sixty-Seven Thousand Five Hundred Dollars ($367,500.00) during the term of Executive's full-time employment hereunder as the Company's President and Chief Executive Officer, payable in accordance with the Company's normal payroll practices for its senior management. The Company may, at any time, in the discretion of the Board, increase, but not decrease, Executive's base salary in response to increases in the cost of living or based upon merit as a result of a positive review of Executive's performance by the Board. Executive shall be entitled to begin receiving his salary hereunder on the Effective Date.

     (b) For so long as Executive is employed by the Company on a full-time basis as its President and Chief Executive Officer, Executive shall be entitled to participate in the Senior Management Performance Incentive Program, as approved by the Board or Compensation Committee and any other incentive program hereafter established and available to executive officers of the Company (the "Program"). There shall be no guarantee that any payment or grant of options shall be made under the Program, and a payment or grant of options in one year does not imply that a similar payment or grant, or any payment or grant, will be made in subsequent years.

     (c) In addition to any options which may be granted to Executive pursuant to Section 3(b) hereof, Executive is hereby granted, as of the date of this Agreement, options to purchase an aggregate of 100,000 shares of the Company's common stock, $.01 par value (the "Common Stock") under the Company's Non-Qualified Stock Option Plan, as amended (the "Non-Qualified Plan") at the per share exercise price equal to the closing price of the Common Stock on the date of grant. Such options shall vest and become exercisable as to such 100,000 shares of Common Stock on June 30, 2003, if, except as otherwise provided in

Section 3(d), Executive shall then be employed by the Company on a full-time basis as its President and Chief Executive Officer; provided, however, that such options immediately shall vest and become exercisable when the closing price of a share of the Company's Common Stock is at least one hundred dollars ($100.00) as reported on the NASDAQ National Market for at least twenty (20) consecutive trading days, provided that, except as otherwise provided in Section 3(d), Executive is then employed by the Company on a full-time basis as its President and Chief Executive Officer (the "Accelerated Vesting Schedule"). In all cases, if such options vest and become exercisable, such options shall remain exercisable until the close of business on August 9, 2010 (the "Expiration
Date"). Such options shall be represented by a Non-Qualified Stock Option Certificate (the "Option Certificate") in the form attached hereto as Exhibit A. The price of the Company's Common Stock that triggers accelerated vesting of such options shall be adjusted for stock splits, stock dividends and other similar recapitalization events.

     (d) In the event the Company terminates Executive's full-time employment as the Company's President and Chief Executive Officer for any reason, except "For Cause" pursuant to Section 4(b)(ii) hereof or due to Executive's Disability or Death pursuant to Sections 4(b)(iii) or 4(b)(iv) hereof, respectively, or Executive terminates his full-time employment as the Company's President and Chief Executive Officer pursuant to Sections 4(b)(i) or 4(b)(vi) hereof, prior to the second anniversary of the Effective Date (the "Second Anniversary Date"), Executive shall receive either (A) the remainder of his base salary hereunder payable through the Second Anniversary Date or (B) his base salary hereunder payable for one year immediately following such termination, whichever shall be greater. In the event the Company terminates Executive's full-time employment as the Company's President and Chief Executive Officer for any reason, except "For Cause" pursuant to Section 4(b)(ii) hereof or due to Executive's Disability or Death pursuant to Sections 4(b)(iii) or 4(b)(iv) hereof, respectively, or Executive terminates his full-time employment as the Company's President and Chief Executive Officer pursuant to Sections 4(b)(i) or 4(b)(vi) hereof, subsequent to the Second Anniversary Date, Executive shall receive his base salary hereunder payable for one year immediately following such termination or until Executive becomes otherwise employed on a full-time basis, whichever is sooner. In the event the Executive's full-time employment as the Company's President and Chief Executive Officer is terminated for any reason, except for Employee's voluntary resignation, other than pursuant to Sections 4(b)(i) or 4(b)(vi) hereof, or pursuant to Section 4(b)(ii), (iii) or
(iv) hereof, if the options granted pursuant to Section 3(c) hereof are exercisable at the time of such termination (the "Vested Options"), such Vested Options shall remain exercisable until the Expiration Date set forth in Section 3(c) hereof or if the options granted pursuant to Section 3(c) hereof are not exercisable at the time of such termination (the "Non-Vested Options") such Non-Vested Options shall become exercisable in accordance with the Accelerated Vesting Schedule provisions of Section 3(c) or in accordance with the provisions for Change in Control events set forth in Section 3(g) hereof, in the same manner as if the Executive's full-time employment as the Company's President and Chief Executive Officer had not been terminated. In the event the Non-Vested Options become exercisable in accordance with the preceding sentence, such options will remain exercisable until the Expiration Date set forth in Section 3(c); provided that the Non-Vested Options will terminate and be of no further force and effect if such options have not vested in accordance with the Accelerated Vesting Schedule or the Change in Control provisions of Section 3(g) hereof on or prior to June 30, 2003. In the event the Company terminates
Executive's employment "For Cause" pursuant to Section 4(b)(ii) hereof or Executive terminates his full-time employment hereunder as the Company's President and Chief Executive Officer for any reason other than as provided in Sections 4(b)(i) or 4(b)(vi) hereof, Executive shall receive no further payments from the Company, and if the options granted pursuant to Section 3(c) hereof are Vested Options at the time of such termination such options shall remain exercisable until the Expiration Date set forth in Section 3(c) or if the options granted pursuant to Section 3(c) hereof are Non-Vested Options at the time of such termination such options shall terminate immediately as of the date of such termination. All salary and other payments (including any bonus payment under Section 3(m) hereof) made to Executive hereunder shall be made in accordance with the Company's normal payroll practices for senior management. It is acknowledged and agreed that the provisions of this Section 3(d) relating to the exercise of the options granted pursuant to Section 3(c) hereof subsequent to the termination of Executive's employment with the Company shall be deemed a waiver and modification of the restrictions imposed on the exercise of options in the event of termination of employment under Section H of the Non-Qualified Plan and that such waiver and modification was authorized and approved by the Compensation Committee of the Board (the "Committee") as permitted by Section H of the Non-Qualified Plan.

     (e) In the event the Company terminates Executive's employment due to Executive's Disability pursuant to Section 4(b)(iii) of this Agreement, the Company shall pay to Executive, during the six-month period following such termination, an amount equal to the difference between Executive's base salary hereunder for such six months (exclusive of benefits) and the amount received by Executive during such six-month period under any employee disability policy maintained by the Company for the benefit of Executive. The Company shall calculate and pay any amounts due herein no less frequently than semi-monthly. If the options granted pursuant to Section 3(c) hereof are Vested Options at the time of such termination for

Disability such options shall remain exercisable until the Expiration Date set forth in Section 3(c) hereof. If the options granted pursuant to Section 3(c) hereof are Non-Vested Options at the time of such termination for Disability, a pro rata portion (based upon the number of days which have elapsed at the time of such termination in the three (3) year period commencing on July 1, 2000 and ending on June 30, 2003 (the "Vesting Period")) of the options which are Non-Vested Options at the time of such termination shall become exercisable immediately upon such termination and shall remain exercisable until the Expiration Date set forth in Section 3(c). All remaining Non-Vested Options will terminate as of the date of such termination. For example, if such termination for Disability occurs 50% of the way through the Vesting Period, 50% of the total number of Non-Vested Options shall vest and become exercisable and the remaining 50% of the Non-Vested Options will terminate. It is acknowledged and agreed that the immediately preceding sentence shall be deemed a waiver and modification of the restrictions imposed on the exercise of options in the event of disability under Section H of the Non-Qualified Plan and that such waiver and modification was authorized and approved by the Committee as permitted by Section H of the Non-Qualified Plan.

     (f) In the event Executive's employment is terminated due to his death pursuant to Section 4(b)(iv) of this Agreement, the Company shall pay to Executive's estate, during the six-month period following such termination, Executive's base salary hereunder for such six months (exclusive of benefits). If the options granted pursuant to Section 3(c) hereof are Vested Options at the time of such termination for death, such options shall remain exercisable until the Expiration Date set forth in Section 3(c) hereof. If the options granted pursuant to Section 3(c) hereof are Non-Vested Options at the time of such termination for death, a pro rata portion (based upon the number of days which have elapsed at the time of such termination in the Vesting Period) of the options which are Non-Vested Options at the time of such termination shall become exercisable immediately upon such termination and shall remain exercisable until the Expiration Date set forth in
Section 3(c). All remaining Non-Vested Options will terminate as of the date of such termination. For example, if such termination occurs 50% of the way through the Vesting Period, 50% of the total number of Non-Vested Options shall vest and become exercisable and the remaining 50% of the Non-Vested Options will terminate. It is acknowledged and agreed that the immediately preceding sentence shall be deemed to be a waiver and modification of the restrictions imposed on the exercise of options in the event of death under Section I of the Non-Qualified Plan and that such waiver and modification was authorized and approved by the Committee as permitted by Section I of the Non-Qualified Plan.

     (g) In the event of a Change of Control, the Change of Control Agreement dated as of January 20, 1995, between Executive and Company shall govern, except as specifically set forth herein with respect to the options granted to Executive pursuant to Section 3(c) hereof. For purposes hereof "Change of Control" shall mean: (i) A "Board Change" which, for purposes of this Agreement, shall have occurred if a majority of the seats (other than vacant seats) on the Company's Board were to be occupied by individuals who were neither (A) nominated by a majority of the Incumbent Directors nor (B) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (A) nominated by a majority of the directors of the Company then in office or (B) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined herein) other than the Board; or (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding voting securities of the Company (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any public offering or private placement by the Company of its voting securities; or (iii) a merger or consolidation of the Company with another entity in which neither the Company nor a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity; or (iv) a merger or consolidation of the Company following which either the Company or a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity and a majority of the Outstanding Company Voting Securities is owned by a Person or Persons who were not "beneficial owners" of a majority of the Outstanding Company Voting Securities immediately prior to such merger or consolidation; or
(v) a voluntary or involuntary liquidation of the Company; or (vi) a sale or disposition by the Company of at least 80% of its assets in a single transaction or a series of transactions (other than a sale or disposition of assets to a subsidiary of the Company in a transaction not involving a Change of Control or a change in control of such subsidiary). If any of the Change in Control events specified in (iii), (v) or (vi) above occur prior to July 1, 2003, and the options granted pursuant to Section 3(c) hereof are Non-Vested Options as of the effective date of such Change in Control event, such options shall vest immediately prior to such effective date (and Executive will be provided a reasonable opportunity to exercise such options prior to such effective date) in the event the shareholders of the Company receive a payment or consideration for their shares of Common Stock in connection with such Change in Control event which is at least equal to $100 per share (as such price may be adjusted for stock splits, stock dividends and other similar recapitalization events); provided that if Executive is no longer employed by the Company on a full-time basis as its President and Chief Executive Officer at the time of such Change in Control event, such option will vest as provided herein only if such option is otherwise eligible to vest in accordance with Section 3(d) hereof based on the manner in which such employment was terminated. In the event any of the Change in Control events specified in (iii), (v) or (vi) above occur, all options granted under Section 3(c) (whether Vested Options or Non-Vested Options) shall terminate as of the effective date of such Change in Control event to the extent not previously exercised. If any of the Change in Control events specified in (i), (ii) or (iv) above occur and the options granted pursuant to Section 3(c) hereof are Vested Options as of the effective date of such Change in Control event, such options shall remain exercisable until the Expiration Date set forth in Section 3(c) hereof and if the options granted under Section 3(c) hereof are Non-Vested Options as of the effective date of such Change in Control event, such options shall become exercisable and remain exercisable in accordance with the provisions of Section 3(c) in the same manner as if such Change in Control event had not occurred; provided, however, that if a Change in Control event specified in (iv) occurs prior to July 1, 2003 and the shareholders of the Company receive a payment or consideration for their shares of Common Stock in connection with such Change in Control event which is at least equal to $100 per share (as such price may be adjusted for stock splits, stock dividends and other similar recapitalization events), such Non-Vested Options shall vest and become exercisable as of the effective date of such Change in Control event; provided that if Executive is no longer employed by the Company on a full-time basis as its President and Chief Executive Officer at the time of such Change in Control event, such option will vest as provided herein only if such option is otherwise eligible to vest in accordance with
Section 3(d) hereof based on the manner in which such employment was terminated. Notwithstanding any provisions contained in Section L of the Non-Qualified Plan or in the Option Certificate pertaining to the exercise of the options granted pursuant to Section 3(c) hereof, if any of the events specified in (iii), (iv),
(v) or (vi) above occur the provisions contained herein shall apply.

     (h) Executive shall be entitled to vacations in accordance with the policy of the Company with respect to its senior management, in effect from time to time and shall be eligible to participate in any pension, profit sharing or similar plan and any health, hospitalization, medical, accident, disability, sick leave, supplementary income benefit, life insurance or other similar benefit plan or program of the Company now existing or hereafter established and available to the Company's employees generally or to key employees as a group, in all cases to the extent his age, health and other qualifications make him eligible to participate. Executive also shall be entitled to such additional benefits as may be granted to him from time to time by the Board. Upon the termination of Executive's full-time employment as President and Chief Executive Officer for any reason, the Company shall pay Executive for any unused accrued vacation time.

     (i) Executive shall be reimbursed for reasonable travel, entertainment and other expenses associated with the performance of his duties hereunder, promptly upon his delivery of appropriate receipts and other documentation evidencing the incurrence of such expenses.

     (j) All compensation payable and other benefits provided under this Section 3 shall be subject to customary withholding for income, F.I.C.A. and other employment taxes.

     (k) All options granted pursuant to this Section 3 shall be issued in accordance with and be subject to the terms and conditions of the Non-Qualified Plan. Except as otherwise specifically set forth herein, if there exists a conflict between the terms of the Non-Qualified Plan and the terms of this Agreement, the terms of the Non-Qualified Plan shall govern. If there exists a conflict between the terms of this Agreement and the Option Certificate, this Agreement shall govern. Executive has reviewed the Non-Qualified Plan and the form of the Option Certificate prior to executing this Agreement.

     (l) All options and terms and conditions pertaining thereto granted pursuant to this Section 3 shall extend beyond the Termination Date of this Agreement.

     (m) In the event the Company terminates Executive's full-time employment as the Company's President and Chief Executive Officer for any reason, except "For Cause" pursuant to Section 4(b)(ii) hereof, or Executive terminates his full-time employment as the Company's President and Chief Executive Officer pursuant to Sections 4(b)(i) or 4(b)(vi) hereof, prior to the Termination Date, Executive will be entitled to participate in the bonus pool which may be awarded to the executive officers of the Company for the year in which such termination occurs (and any prior year with respect to which a bonus was awarded to the executive officer but not paid) to the same extent as if he had been Chief Executive Officer of the Company for the entire year for which the bonus is awarded; provided that the amount of the bonus awarded to Executive will be pro rated based on the number of days during such year on which Executive served as Chief Executive Officer of the Company. For example, if Executive served as Chief Executive Officer for six months of the year for which the bonus is awarded he would receive 50% of the bonus he would have been entitled to receive if he had served as Chief Executive Officer for the entire year. Nothing contained herein shall guarantee that any bonus will be paid to Executive and Executive will only receive a bonus as determined hereunder if the other executive officers of the Company are awarded a bonus.

     (n) In the event the Company terminates Executive's full-time employment as the Company's President and Chief Executive Officer for any reason, except "For Cause" pursuant to Section 4(b)(ii) hereof, or Executive terminates his full-time employment as the Company's President and Chief Executive Officer pursuant to Sections 4(b)(i) or 4(b)(vi) hereof prior to the Termination Date, Executive will continue to consult with the Company and the Board on a part time basis from the date his full-time employment is so terminated until the Termination Date. During the period in which Executive provides such consulting services, Executive will be deemed to be a part-time employee of the Company and, thus an employee of the Company for purposes of the Non-Qualified Plan. During his tenure as a part-time employee, (i) Executive will be available to consult with the Company and the Board during normal business hours as reasonably requested by the Board upon at least ten days prior written notice to Executive (it being understood that Executive will not be required to devote more than four days per month to the Company and will not be required to travel on behalf of the Company), (ii) commencing once Executive ceases receiving base salary payments pursuant to Section 3(d) hereof, Executive will receive $10,000 per month (payable in accordance with the Company's normal payroll procedures),
(iii)  except as  provided in Section  3(o)  hereof and under the  Non-Qualified
Plan, Executive will not receive any other benefits as an employee of the Company, (iv) the Company will pay all reasonable expenses incurred by Executive in providing

Services under this Section 3(n), and (v) Executive will use reasonable efforts to fulfill any consulting requests under this Section 3(n), but shall not be in breach of any provision hereof if health concerns prevent him from providing such services and Executive may terminate his consulting service obligation under this Section 3(n) (and his employment under the Non-Qualified Plan) at any time upon notice to the Company (it being understood that such termination shall not affect any of Executive's rights hereunder except for the payments provided for in this Section 3(n)).

     (o) During the period commencing as of the date this Agreement is executed and ending on the Termination Date, Executive will receive reimbursement from the Company (payable monthly) at the rate of up to $10,000 per year for health insurance coverage for Executive and his family which is substantially similar to the health insurance coverage Executive had as of the Effective Date.

     (p) To the extent allowable under the Company's 401(k) Plan and all applicable laws and regulations, the Company shall make matching contributions to Executive's 401(k) Plan account with the Company based upon the base salary payments made to Executive pursuant to Section 3(d) hereof. Such contributions will be made in the manner and amount which is consistent with the Company's practice at the time Executive's employment with the Company is terminated. If such matching contributions are not permitted, the Company shall pay to Executive the maximum amount the Company would have been able to contribute to Executive's 401(k) account assuming Executive would have made the maximum contribution allowed based upon his base annual salary at the time his full-time employment is terminated.

     4.   Term and Termination of this Agreement

     (a) The term of Executive's employment pursuant to this Agreement shall be deemed to have commenced as of July 1, 2000 (the "Effective Date") and will terminate at the close of business on June 30, 2003 (the "Termination Date") unless earlier terminated as provided herein.

     (b) Executive's employment by the Company hereunder may be terminated prior to the Termination Date:

          (i) By Executive at any time upon the breach by the Company of any material term of this Agreement, provided that Executive shall have sent written notice of such breach to the Chairman of the Board and the Company shall have failed to correct such breach within thirty (30) days of its receipt of such notice;

          (ii) By the Company immediately For Cause. For purposes hereof "For Cause" shall mean (A) any willful and knowing material breach of this Agreement by Executive; (B) any attempt by Executive to secure any personal profit in connection with the business of the Company not previously disclosed to and approved by the Company and a majority of its Board of Directors; (C) Executive's criminal conviction for fraud, embezzlement, bribery or any felonious offense; or (D) Executive's commission of any willful and intentional act of fraud or dishonesty against the Company. In the event the Company terminates Executive's employment "For Cause" the Board shall provide Executive as soon as practicable (but not later than seven (7) business days thereafter) with a written explanation of the reasons for such termination;

          (iii) By the Company upon Executive's Disability. For purposes hereof "Disability" shall mean a physical or mental condition which prevents Executive from performing his duties hereunder for a continuous six month period or for a total of six months during any 18 month period;

          (iv) Upon the death of Executive;

          (v) By the Company at any time upon thirty (30) days prior notice of such termination sent to Executive by or at the direction of the Company's Board of Directors; provided that such termination shall terminate
     Executive's full-time employment as the Company's President and Chief Executive Officer; or

          (vi) By Executive immediately once a successor to Executive as Chief Executive Officer of the Company begins his or her employment with the Company (it being understood that for purposes of this Agreement a termination of his employment with the Company pursuant to this Section 4(b)(vi) shall not be deemed to be a voluntary resignation by Executive); provided that such termination shall terminate Executive's full-time employment as the Company's President and Chief Executive Officer.

     (c) Except as otherwise provided herein, upon termination of Executive's full-time employment as the Company's President and Chief Executive Officer, the Company shall have no further obligation to Executive or his personal representative with respect to remuneration due under this Agreement or otherwise.

5.   Notices.

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand and acknowledged by receipt or when mailed at any general or branch United States Post

     Office enclosed in a registered or certified postpaid envelope and addressed to the address of the respective party stated below or to such changed address as the party may have fixed by notice:

                  To the Company:   Enzon, Inc.
                                    20 Kingsbridge Road
                                    Piscataway, NJ  08854
                                    Attn: Corporate Secretary


                  To Executive:     Peter Tombros
                                    159 Lambert Road
                                    New Canaan, Connecticut  06840


6.   Miscellaneous.

          (a) This Agreement shall be construed, interpreted and governed by the laws of the State of New Jersey, without regard to the conflicts of law provisions thereof.

          (b) This Agreement shall be binding upon and inure to the benefit of Executive, his legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, and its successors and assigns; provided, however, that, because this Agreement is a personal service contract, Executive shall not assign any of his employment duties or obligations hereunder and any purported assignment shall be null and void ab initio.

          (c) Except as otherwise specifically provided herein, this Agreement contains the entire agreement of the parties with respect to its subject matter, and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.

          (d) Except as otherwise specifically provided for hereunder, the waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Agreement.

          (e) The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.

          (f) Executive represents and warrants that his performance of all of the terms of this Agreement and of his obligations as an executive of the Company does not and will not breach any non-competition agreement or agreement to keep in confidence any proprietary information or knowledge acquired by him in confidence or in trust from a third party prior to his employment with the Company.

          (g) Except as otherwise specifically provided for hereunder any claim or controversy arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in accordance with the laws of the State of New Jersey. Such arbitration shall be conducted in the State of New Jersey in accordance with the rules then existing of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of any dispute arising under this Agreement, the prevailing party shall be entitled to reasonable legal fees and disbursements incurred in connection therewith.

          (h) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural forms and vice versa.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.



                                          EXECUTIVE


                                          /s/ Peter Tombros
                                          -------------------------------------
                                          Peter Tombros



                                          ENZON, INC.



                                          By: /s/ Kenneth J. Zuerblis,
                                             ----------------------------------
                                            Kenneth J. Zuerblis,
                                            Vice President, Finance and Chief
                                            Financial Officer

                                                                       Exhibit A
                         Certificate No. ______________

No. of options:  100,000        Date granted:  August 10, 2000    Price: $50.625

     This Option is granted pursuant to the employment agreement dated as of August 10, 2000 (the "Employment Agreement") between the Optionee and Enzon Inc. (the "Company"). The Optionee acknowledges receipt of a copy of the Enzon 1987 Non-Qualified Stock Option Plan (the "Plan"), and represents that he is familiar with the terms and provisions of the Plan and the Employment Agreement. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan and the Employment Agreement, it being understood and agreed that the vesting and exercise terms of this Option shall be governed by the Employment Agreement. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Stock Option Committee or the Board of Directors upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold, in accordance with applicable law from any regular cash compensation payable to him, any taxes required to be withheld by the Company under Federal, state or local law as a result of his exercise of this Option.

Dated:
                                                ---------------------------
                                                Signature


                                                ---------------------------
                                                Name